Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with this annual report on Form 10-K of GeneThera, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Dr. Antonio Milici, Principal Executive Officer and Tannya L. Irizarry, Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his/her knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2018

/s/Dr. Antonio Milici

Dr. Antonio Milici

Chief Executive Officer

Principal Executive Officer

/s/Tannya L. Irizarry

Tannya L. Irizarry

Chief Financial Officer

Principal Financial Officer